Emerging Markets Growth Fund, Inc. 11100 Santa Monica Boulevard, 15th Floor, Los Angeles, California 90025 (213) 486-9200

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

VICTOR D. KOHN, President and Chief Executive Officer, and BRIAN C. JANSSEN, Treasurer of Emerging Markets Growth Fund, Inc. (the "Registrant"), each certify to the best of his knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended December 31, 2015 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

EMERGING MARKETS GROWTH FUND, INC.	EMERGING MARKETS GROWTH FUND, INC.

____/s/ Victor D. Kohn___________	____/s/ Brian C. Janssen___________
Victor D. Kohn, President and Chief Executive Officer	Brian C. Janssen, Treasurer

Date: February 29, 2016	Date: February 29, 2016

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to EMERGING MARKETS GROWTH FUND, INC. and will be retained by EMERGING MARKETS GROWTH FUND, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.